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                                                                   EXHIBIT 12.1

                            PATHMARK STORES, INC.
                   STATEMENTS REGARDING COMPUTATION OF RATIO
                         OF EARNINGS TO FIXED CHARGES
                      (Dollars in thousands except ratio)


                                                            FISCAL YEARS
                                  -------------------------------------------------------------------
                                       1996         1995         1994         1993           1992
Income (loss) from continuing      ------------  -----------  ----------  ------------   ------------
  operations before taxes           $ (34,369)    $ 38,661     $ 28,196    $ (33,074)     $(609,309)
                                   ------------  -----------  ----------  ------------   ------------
Fixed charges:
  Interest expense                    161,469      164,749      158,503      185,968        196,468
  Interest portion of rental
    expense (1)                        15,789       15,819       16,520       15,155         12,630
                                   ------------  -----------  ----------  ------------   ------------
      Total fixed charges             177,258      180,568      175,023      201,123        209,098
                                   ------------  -----------  ----------  ------------   ------------
Adjusted income (loss) before
  fixed charges                      $142,889     $219,229     $203,219     $168,049      $(400,211)
                                   ------------  -----------  ----------  ------------   ------------
                                   ------------  -----------  ----------  ------------   ------------
Ratio of earnings to fixed
  charges                                ---         1.21x        1.16x         ---            ---
                                   ------------  -----------  ----------  ------------   ------------
                                   ------------  -----------  ----------  ------------   ------------
Deficiency in earnings
  available to cover fixed
  charges                            $ 34,369     $   ---      $   ---      $ 33,074      $609,309
                                   ------------  -----------  ----------  ------------   ------------
                                   ------------  -----------  ----------  ------------   ------------

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  (1)  Represents the portion of rentals deemed representative of the interest included therein.